UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer
Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices)(Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 1, 2005, SafeNet, Inc. (“SafeNet”) completed its acquisition of Eracom Technologies AG, a company incorporated under the laws of Germany (“Eracom”), pursuant to the Purchase Agreement, dated November 14, 2005, by and among SafeNet, SafeNet Technologies, B.V., a subsidiary of SafeNet (“SafeNet B.V.”), and the shareholders of Eracom. As a result of the acquisition, Eracom became a wholly-owned subsidiary of SafeNet B.V. The aggregate consideration paid to the shareholders of Eracom in connection with the acquisition was approximately $25 million in cash.
     The cash consideration for the acquisition was funded with cash on hand. The amount of consideration was determined on the basis of arm’s length negotiations between SafeNet and Eracom.
     Eracom provides cryptographic and transaction security solutions that protect credit cards, Electronic Funds Transfer and ATM transactions for financial institutions, government and telecommunications providers. The Eracom products will be integrated into SafeNet’s Enterprise Security Division. For the year ended December 31, 2004, Eracom had revenue of EUR 9.1 million, an operating loss of EUR 1.4 million and a net loss of EUR 2.1 million (representing U.S. $11.3 million, $1.8 million, and $2.6 million, respectively, based upon an average rate of exchange for 2004 of 1.244 U.S. Dollars per Euro).
Item 8.01 Other Events.
     On June 10, 2005, SafeNet completed the merger of Sidecast Merger Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet, with and into MediaSentry, Inc., a Georgia corporation (“MediaSentry”). In connection with this merger, on August 26, 2005, SafeNet filed a Current Report on Form 8-K/A which included unaudited pro forma financial information as of March 31, 2005, and for the year ended December 31, 2004 and the three months ended March 31, 2005, and the notes related thereto. SafeNet has prepared updated unaudited pro forma financial information for the nine months ended September 30, 2005 and for the year ended December 31, 2004 relating to the acquisition of MediaSentry, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
     Anthony A. Caputo, SafeNet’s Chairman of the Board and Chief Executive Officer, and Thomas A. Brooks, a director of SafeNet, have advised SafeNet that they intend to establish, on or about December 7, 2005, trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the trading plan proposed to be established by Mr. Caputo (the “Caputo
10b5-1 Plan”), Mr. Caputo has authorized the broker named in the Caputo 10b5-1 Plan to sell up to 50,000 shares of SafeNet common stock in December 2005 pursuant to sales commencing no earlier than December 15, 2005, up to 25,000 shares in January 2006 pursuant to sales commencing no earlier than January 17, 2006, and up to 25,000 shares in February 2006 pursuant to sales commencing no earlier than February 15, 2006. Under the trading plan proposed to be established by Mr. Brooks (the “Brooks 10b5-1 Plan” and together with the Caputo 10b5-1 Plan, the “10b5-1 Plans”), Mr. Brooks has authorized the broker named in the Brooks 10b5-1 Plan to sell up to 2,000 shares of SafeNet common stock per month during the first ten calendar months of 2006. Each of the 10b5-1 Plans will comply with the requirements of Rule 10b5-1 under the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
          (a) Financial statements: In accordance with Item 9.01(a) of Form 8-K, the financial statements for Eracom Technologies AG required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before February 16, 2006.
          (b) Pro forma financial information: In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before February 16, 2006.
          (c) Exhibits:

Exhibit 2.1	Purchase Agreement dated November 14, 2005 by and among SafeNet, Inc., SafeNet Technologies B.V. and the holders of the share capital of Eracom Technologies AG.

Exhibit 99.1	Unaudited pro forma financial information for the nine months ended September 30, 2005 and the year ended December 31, 2004, and the notes related thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 6, 2005

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

2.1	Purchase Agreement dated November 14, 2005 by and among SafeNet, Inc., SafeNet Technologies B.V. and the holders of the share capital of Eracom Technologies AG.

99.1	Unaudited pro forma financial information for the nine months ended September 30, 2005 and the year ended December 31, 2004 and the notes related thereto.

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